                                                                   EXHIBIT 10.11

                          STRATEGIC ALLIANCE AGREEMENT
                 BETWEEN LASERSCOPE AND MEDICAL ALLIANCE, INC.

         This Strategic Alliance Agreement ("Agreement"), dated as of the 19th day of December, 1996 ("Effective Date") is by and between Laserscope, a California corporation having offices at 3052 Orchard Drive, San Jose, California 95134, and Medical Alliance, Inc., a Texas corporation having offices at 2445 Gateway Drive, Suite 150, Irving, Texas 75063 ("MAI"). Laserscope and MAI are sometimes referred to herein as a "Party" or collectively, as the "Parties".

                                    RECITALS

         WHEREAS, Laserscope is presently the holder of technology and know-how relating to the treatment of vascular lesions, including leg veins (the "Proprietary Rights"); and

         WHEREAS, Laserscope has developed and manufactures products incorporating the Proprietary Rights, which products are described in Schedule A (individual products described in Schedule A shall be referred to herein as a "Product" and all products described in Schedule A shall be referred to herein as the "Products"); and

         WHEREAS, MAI is a provider of mobile medical services which allow physicians to perform selected procedures in their offices, and has established a delivery network for medical products and has an existing customer base for such products; and

         WHEREAS, Laserscope and MAI desire to enter into this Agreement for the purpose of providing the Products to the medical community and its patients;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and on the terms and conditions contained herein, the Parties agree as follows:

         1. EXCLUSIVE PROVISION OF THE PRODUCTS. The Parties hereby agree that, within the Territory (as defined in Paragraph 2), MAI shall have the sole and exclusive right to offer the Product to physicians, or offer the Products for the use by physicians whereby the physician or patient will be charged a fee either (i) for each patient medical procedure in which the Products are utilized by the physician, or (ii) based upon a daily rental structure, or
(iii) based upon a portion of the Product(s)-generated revenues received by the physician. (Any or all of these arrangements shall be referred to herein as the offering of the

Products on a "per use" basis.) MAI also shall have a non-exclusive right to sell, or lease on a long-term basis, the Products within the Territory subject to Section 4(h) of the Agreement. Except as provided in Section 2 of the Agreement, Laserscope shall not be entitled to compete directly or indirectly with MAI for the offering of the Products on a "per use" basis. Laserscope agrees not to enter knowingly into an agreement or arrangement, with any person or entity, which permits such person or entity to sell, lease, or offer on a "per use" basis the Products within the Territory.

         2. ESTABLISHMENT PERIOD. The Parties agree that the period of time from the Effective Date through June 1, 1997 shall be called the "Establishment Period".

         3. GEOGRAPHICAL TERRITORY. The "Territory" shall be defined as the continental United States of America and Hawaii. If, upon completion of the Establishment Period, MAI has not established national coverage of the Products throughout the Territory, including (i) placing purchase orders for and accepting delivery of twenty-five (25) Products, (ii) the availability of the Products and MAI employees trained in the use of the Products in all markets within the Territory, and (iii) the establishment of a training program in the use of the Products, then Laserscope shall offer MAI the right of first refusal to establish a presence in any such "noncovered" market. MAI shall have thirty
(30) days from Laserscope's offer to either accept or decline, in writing, the offer to establish a presence in a "noncovered" market. MAI's failure to respond shall be construed as declining the offer. If MAI declines any such offer, then Laserscope may sell Products to others for the purpose of offering the Products on a "per used" basis within the affected "noncovered" market.

         4.      REVENUE ARRANGEMENTS.

         (a) Offers on a "Per Use" basis. All initial offers by MAI to physicians on a "per use" basis shall be at rates and terms established solely by MAI and subject to change at MAI's discretion. Laserscope shall have no right or obligation to determine at what prices or terms MAI will offer Products to physicians.

         (b)     Revenue Sharing. The Parties agree that for a period of three
(3) years from the date of MAI's receipt of each Product, MAI shall pay Laserscope an amount equal to fifteen percent (15%) of MAI's invoiced revenues attributable to such Product, as generated to MAI by its offering of such Product. Invoiced revenues shall be defined as all fees net of any discounts, invoiced by MAI for Products offered on a "per use" basis, leased or rented to MAI customers.

         (c) Sales, Use or Other Taxes. Each Party shall be responsible for paying any and all taxes relating to its respective share of the net revenues under this Agreement.





Strategic Alliance Agreement
Medical Alliance/Laserscope            -2-

         (d) Revenue Statements and Audit Rights. MAI will provide monthly revenue statements to Laserscope regarding the above matters and MAI will pay Laserscope its share of the invoiced revenues described in this Paragraph 4, monthly, within fifteen (15) days of the end of the month in which MAI has invoiced the use of the Products. In addition, MAI will provide a monthly report to Laserscope, specifying the state and ZIP code in which each Product is predominantly located. Laserscope reserves the right to audit MAI's records as they relate to the Products, during normal business hours, upon reasonable written notice to MAI. All costs for such audit will be borne by Laserscope unless discrepancies to Laserscope's detriment are equal to or in excess of the greater of (i) the cost of the audit, or (ii) two thousand five hundred dollars ($2,500), are discovered, in which event MAI shall bear the costs of the audit.

         5.      MARKETING AND OPERATIONS RESPONSIBILITIES.

         (a) Relationship of the Parties. The Parties understand and agree that their relationship is, and shall remain, that of vendor and vendee. MAI is not, and shall not be, considered an agent, partner, joint-venturer, employee, or franchisee of Laserscope, and MAI shall not represent itself at any time as an agent or otherwise acting on behalf of Laserscope. MAI is now, and shall remain, a completely independent contractor, and Laserscope shall have no right or obligation to control, supervise or manage MAI's business except as expressly set forth herein.

         (b) Reasonable Commercial Efforts. MAI agrees to exercise reasonable commercial efforts in actively promoting the Products within the Territory. Promotion shall include, but not be limited to, tradeshows and exhibitions, advertising, translation of sales literature, identification of prospective customers, and presentations or demonstrations relating to the use of the Products to prospective customers. All public disclosures regarding or relating to the relationship between the Parties must be approved in writing by the Parties prior to the making of such disclosure. Each Party shall bear its own costs of marketing the Products in the Territory, except as specified in Paragraph 6(b) below.

         (c) Seminars. MAI agrees, at its own expense, to periodically conduct, or cause to be conducted, seminars regarding the use of the Products for the treatment of vascular lesions. The Parties agree to use their best efforts to coordinate the scheduling of seminars facilitated by the respective Parties so as to avoid competition between the Parties for speakers and attendees at such seminars. MAI shall, upon the written request of Laserscope, provide Laserscope with a written list of its seminar





Strategic Alliance Agreement
Medical Alliance/Laserscope            -3-
speakers and instructors. Laserscope shall, upon the written request of MAI, provide MAI with a written list of its seminar speakers and instructors. Only management personnel, and not field representatives or technicians, of the respective Parties may attend the other Party's seminars, unless a written invitation to attend such seminar is extended through senior management of both Parties to their respective employees. Such attendance will be on a non-paid, non-speaking, observation-only basis.

         (d) Authorizations. MAI may describe itself as an "Authorized Laserscope Fee-for-Use Supplier" in the course of promoting the Products during the Term of the Agreement. MAI also is authorized to use and display all Laserscope trademarks, emblems, and logos in the furtherance of such promotion; provided, however, that any such usage or display shall at all times be subject to the direction and control of Laserscope. Laserscope shall not unreasonably withhold any authorizations described in this Paragraph 5 (d).

         (e) Intellectual Property Ownership and Use. In connection with its use, distribution, and promotion of the Products as provided in this Agreement, MAI is hereby granted during the term of this Agreement, a non-exclusive license to use Laserscope's Proprietary Rights and trademarks, and to distribute Laserscope's copyrighted material, incident or relating to the Products for the sole purpose of marketing and providing on a per use basis, leasing, renting, or otherwise providing Products to customers, it being agreed and understood that nothing in this Agreement shall constitute any transfer or conveyance of Laserscope's right, title, or interest in or to any of Laserscope's patents, trademarks, copyrighted material, or other proprietary rights.

         (f) Laserscope Names and Logos. The use of the Laserscope name and logo and the use of any other names and logos originating from Laserscope on marketing and advertising materials shall bear all applicable copyright and trademark notices, and shall be subject to Laserscope's prior written approval, which approval shall not be unreasonably withheld. MAI shall not use the Laserscope name in the name of MAI's organization. MAI shall not use the Laserscope name, or any of Laserscope's trademarks or copyrighted material, in any written material created by MAI unless Laserscope gives its prior written approval.

         (g) Personnel Training. Laserscope agrees that it will provide instructors and equipment to train and certify MAI personnel in the promotion and operation of the Products. Laserscope further agrees to provide training, course materials, information, and clinician-determined treatment parameters to MAI seminar instructors. Laserscope shall provide MAI with one "hard copy" of these materials, which MAI may reproduce at its own expense, for use in training courses only. Whenever possible, all training materials provided to MAI personnel shall be provided





Strategic Alliance Agreement
Medical Alliance/Laserscope            -4-
prior to the date of the training course. Such training shall take place on a regional basis at MAI offices in the region in which the course is scheduled to occur, or at such other locations as may be agreed by the Parties. Laserscope shall bear its own costs of much training, but will not be responsible for salaries and wages of MAI personnel, and incidental costs such as travel, lodging, and other expenses incurred by MAI personnel and MAI seminar instructors.

         (h) Sale of Products by MAI. MAI may sell to third parties any Product it has purchased; provided, however, that the Aura(TM) lasers may be sold only on a "first in first out" (FIFO) basis, i.e., the first laser purchased by MAI must be the first one it sells, the second laser purchased is the next one sold, and so on.

         6.      PRODUCT PRICES, DELIVERY, MATERIALS AND WARRANTIES.

         (a) Prices and Delivery. Laserscope agrees to provide the Product components and accessories (the "Equipment") listed in Schedule A at the prices given in such Schedule; provided that such prices may be adjusted up or down a maximum of five percent (5%) per year, beginning in January 1998. Such prices shall apply to all MAI purchase orders. All Equipment shall be shipped F.O.B. shipping point, freight costs to be paid by MAI. Laserscope agrees to ship Equipment to the destinations specified by MAI.

         (b) Accessories and Promotional Materials. MAI hereby agrees to purchase all its requirements for Product accessories, including, but not limited to, handpieces, scanners, and fibers, from Laserscope. The Parties hereby agree that Laserscope will produce Practice Enhancement Kits and promotional materials, including but not limited to, brochures describing Laserscope products, patient education videos, and patient information brochures, for purchase by MAI at a price mutually agreeable to the Parties; provided that Laserscope shall supply such promotional items described above at a reduced costs when ordered in quantity by MAI. The reduced cost will be determined by Laserscope in its sole discretion.

         (c) Warranties. Laserscope hereby warrants that all Aura(TM) lasers provided under this Agreement shall be free from defects. All accessories will be sold with Laserscope's standard warranties. Laserscope will provide MAI's Aura(TM) lasers with "bumper to bumper" warranty service (i.e. preventative maintenance, labor, repair/replacement of parts, repair/replacement shipping costs) until the earlier of (i) three (3) years from the date of each Aura(TM) laser purchase or (ii) the date an Aura(TM) laser is sold by MAI to a third party. Laserscope agrees to repair or replace, within twenty-four (24) hours after notification from MAI, at Laserscope's sole cost, any Aura(TM) laser that is not functioning





Strategic Alliance Agreement
Medical Alliance/Laserscope            -5-
according to product specifications. Laserscope agrees, at Laserscope's cost, to keep and maintain for delivery to MAI as a replacement one (1) additional Aura(TM) laser for each ten (10) Aura(TM) lasers purchased or ordered by MAI. Any shipping costs for Products under warranty shall be borne by Laserscope.

         (d)     Purchase Credit.  Laserscope agrees that it will give
MAI a credit equal to three thousand five hundred dollars ($3,500) for each Aura(TM) laser which is a part of the Product purchased by MAI. Such credit shall be used by MAI solely to purchase Product accessories for a period of up to two (2) years after the date of receipt of the purchased Aura(TM) laser by MAI.

         (e) Initial Order. MAI agrees that on or prior to December 20, 1996, it will place a purchase order (the "Purchase Order") for twenty-one (21) sets of Equipment from Laserscope. The Parties acknowledge that MAI already has purchased three (3) sets of Equipment, which Equipment shall be subject to the terms of this Agreement. Unless Laserscope receives written notice from MAI, either canceling the Purchase Order ("Cancellation Notice") or requesting a different delivery schedule, by December 20, 1996, the Equipment which comprises the Purchase Order shall be shipped to MAI by Laserscope as follows:
(i) eight (8) sets of Equipment delivered in January 1997, (ii) eight (8) sets of Equipment to be delivered in February 1997, and (iii) five (5) sets of Equipment to be delivered in March 1997. MAI agrees to provide payment in full for these twenty-one (21) sets of Equipment, and all subsequent orders for sets of Equipment, within sixty (60) days of receipt of the Equipment by MAI. If MAI does provide the Cancellation Notice in the manner described above, it shall have no obligation whatsoever with regard to any Equipment not received from Laserscope by the date of such Cancellation Notice.

         7.      Term and Termination.

         (a) Term of Agreement. Except as provided in Paragraph 4 above with regard to the sharing of revenues and subject to (b) below, this Agreement shall commence as of the Effective Date and shall continue for a period of three (3) years thereafter (the "Initial Term"), and subject to the succeeding sentence will be renewable for one year terms thereafter by written agreement of both Parties made no later than ninety (90) days prior to the end of any Term (each, a "Renewal Term"). The Initial Term and any Renewal Term(s) may be referred to collectively as the "Term".

         (b) Early Termination. In the event of breach by either Party of any of the provisions of this Agreement, and if such breach is not cured with thirty (30) days after the receipt by such breaching Party of written notice from the non-breaching party of such breach, which notice shall reasonably describe such breach,





Strategic Alliance Agreement
Medical Alliance/Laserscope            -6-
the non-breaching Party may, in addition to any other rights or remedies it may have in law or in equity, terminate this Agreement (except that the revenue-sharing provisions of Paragraph 4(b) above will be terminated only if Laserscope is the breaching Party), with no further action required by such Party to effect such termination.

         (c) Rights Upon Termination. In the event of a termination of this Agreement pursuant to (a) or (b) above, (i) MAI shall be entitled to continue using Products owned by MAI in its business, (ii) MAI shall either return to Laserscope all products shipped by Laserscope but not yet paid for by MAI, or immediately pay all outstanding invoices by cashier's check, and (iii) MAI shall cease representing itself as an Authorized Laserscope Fee-for-Use Supplier. The confidentiality rights described in Paragraphs 8(c) and 8(d) shall remain in full force upon termination of the Agreement for any reason.

         8.      Miscellaneous Provisions.

         (a) MAI Personnel. In marketing Products, MAI will use only sales and delivery personnel who have been trained by Laserscope or under Laserscope's direction in the proper marketing of the Products. Any marketing of the Products by MAI also will be within FDA-approved guidelines for Laserscope's products used within the vascular/pigmented lesion market segment.

         (b) Assignments. This Agreement and the rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of the Parties and their respective successors and assignees. Neither Party shall assign this Agreement or any rights or obligations hereunder without first obtaining the written consent of the other Party.

         (c) Laserscope Confidential Information. MAI agrees to keep confidential and secret all of Laserscope's Proprietary Rights and other proprietary information, including but not limited to those relating to the Products and all other existing Laserscope products, product improvements, or new ideas under development, customer lists, financial and marketing information, business, documents and any other information which is not public knowledge, and which may be or may have been learned by MAI in the course of its business relationship with Laserscope. MAI shall not use or disclose any such information for two (2) years after the expiration of the Term of the Agreement. MAI further agrees to instruct all of its employees, agents and assigns to keep confidential and secret all such information. MAI will not actively solicit to hire any of the employees of Laserscope during the Term of the Agreement or for a period of one (1) year following the Term.





Strategic Alliance Agreement
Medical Alliance/Laserscope            -7-

         (d) MAI Confidential Information. Laserscope agrees to keep confidential and secret all of MAI's confidential and proprietary information concerning MAI's customer lists, financial and marketing information, business documents and any other information which is not public knowledge, and which may be or may have been learned by Laserscope in the course of its business relationship with MAI. Laserscope shall not use or disclose any such information for two (2) years after the expiration of the Term of the Agreement. Laserscope further agrees to instruct all of its employees, agents and assigns to keep confidential and secret all such information. Laserscope will not actively solicit to hire any of the employees of MAI during the Term of the Agreement or for a period of one (1) year following the Term.

         (e) Complete Agreement. This Agreement contains all of the agreements, understandings, representations, conditions, warranties, and covenants between the Parties with respect to the subject matter hereof, and any modifications or amendments hereto must be a writing signed by both Parties.

         (f) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the Term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provisions as possible and be legal, valid, and enforceable.

         (g) Controlling Law and Venue. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas. Venue in any proceeding with respect to this Agreement shall be in Dallas, Texas.

         (h) Arbitration. Any and all disputes or disagreements arising out of or in connection with this Agreement shall be submitted to a mandatory and binding arbitration administered according to the commercial rules of the American Arbitration Association in Dallas, Texas. Each Party agrees to the complete resolution of the subject dispute by the arbitrator(s). The arbitrator(s) is/are authorized to go forward even though one of the Parties refuses to participate. Costs of arbitration shall be shared equally by the Parties. Notwithstanding anything to the contrary contained herein, it is acknowledged that the right to





Strategic Alliance Agreement
Medical Alliance/Laserscope            -8-
termination as provided herein shall not be affected by this Paragraph 8(h).

         (i) Attorneys' Fees. The prevailing Party in any legal proceeding relating to this Agreement shall be entitled to reasonable attorneys' fees.

         (j) Counterparts. This Agreement (whether it be in the form of an original, photocopy, or facsimile) may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         EXECUTED as of the date first written above.

MEDICAL ALLIANCE, INC.                     LASERSCOPE

By:/s/ PAUL HERCHMAN                       By:/s/ ROBERT V. MCCORMICK
   -------------------------------            ----------------------------------
         Paul Herchman                             Robert V. McCormick
         President and CEO                         President and CEO





Strategic Alliance Agreement
Medical Alliance/Laserscope            -9-

                            SCHEDULE A - "PRODUCTS"

                 o        Aura(TM) Laser with StarPulse(TM) Feature

                 o        Aura(TM) Laser Carrying Case

                 o        1 mm Dermastat(R) Handpiece

                 o        2 mm Dermastat(R) Handpiece

                 o Five (5) Pairs of Protective Eyewear (one (1) flip-up and four (4) wrap-around)

Price for the above combination
of individual Products:                                               $44,995.00





Strategic Alliance Agreement
Medical Alliance/Laserscope